Exhibit 10.3
AIRCRAFT TIME SHARING AGREEMENT
between
Marc R. Benioff
an Individual
and
Salesforce.com, inc.
a Delaware corporation

dated

March 17, 2020

Instructions to Comply with Truth-in-Leasing Requirements
1.	Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):
Federal Aviation Administration Aircraft Registration Branch ATTN: Technical Section P.O. Box 25724 Oklahoma City, Oklahoma 73125
2.	Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease. (Please see attached script)
3.	Carry a copy of the lease in the aircraft at all times
4.	For questions regarding this lease, please contact Nathan R. Pietila, Esq. c/o Aero Law Group PC at (425) 456-1800.

AIRCRAFT TIME SHARING AGREEMENT
This Aircraft Time Sharing Agreement (the “Agreement”) is dated as of March 17, 2020, by and between Mark R. Benioff, an individual (“Operator”), and Salesforce.com, Inc., a Delaware corporation (“Lessee”).
Recitals
Whereas, Operator leases that certain [REDACTED] aircraft, U.S. registration [REDACTED] and bearing manufacturer’s serial number [REDACTED], including its attached engines and all other appliances, avionics, parts, additions, accessories, instruments, components and other items of equipment now installed thereon, and all flight manuals, log books and records required by the Federal Aviation Administration, relating to said aircraft, engines and components (collectively, the “Aircraft”);
Whereas, Lessee is the employer of Operator;
Whereas, Lessee desires to use the Aircraft from time to time; and
Whereas, Operator is willing to make the Aircraft available to Lessee but only in accordance with and subject to the terms and conditions of (a) this Agreement and (b) the Federal Aviation Regulations (“FAR”) including, without limitation, Subpart F, entitled “Large and Turbine-Powered Multi-Engine Airplanes” and specifically Sections 91.501(b)(6), (c)(1) and (d) relating to “time sharing agreements” (the “Applicable FAR”).
Now, Therefore, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.LEASE OF AIRCRAFT. Operator hereby agrees to lease the Aircraft to Lessee and Lessee hereby agrees to lease the Aircraft from Operator from time to time, subject to the Applicable FAR and the terms and conditions set forth herein. Each flight made under this Agreement shall be referred to herein as a “Time Sharing Flight”.
2.TERM OF AGREEMENT
1.The initial term of this Agreement shall commence on the date of this Agreement and shall continue in full force and effect for one (1) year unless earlier terminated pursuant to Section 14 hereof.
2.Unless earlier terminated pursuant to Section 14 hereof, the initial one (1) year term of this Agreement shall be automatically renewed at the end of such initial term for successive one (1) year terms thereafter.
3.LEASE PAYMENTS
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3.1.Lessee shall pay to Operator an amount equal to but not to exceed all Time Sharing Costs (as set forth on Schedule A hereto) for each Time Sharing Flight. Notwithstanding any such requirement, Lessee shall not be required to pay any amounts that are not allowed to be paid by Lessee to Operator under the Applicable FAR. Should for any reason whatsoever Operator receive from Lessee any amounts under this Agreement not otherwise allowed under the Applicable FAR, Operator shall immediately refund to Lessee such disallowed amounts.
3.2.Lessee hereby agrees to pay such Time Sharing Costs to Operator within sixty (60) days after receipt of Operator’s written invoice therefor, which shall include supporting invoices and receipts relating to the Time Sharing Costs as reflected in Operator’s invoices.
4.TAXES
4.1.Lessee shall be liable for and shall pay upon receipt of an invoice therefor, any sales, use or excise taxes imposed or otherwise assessed for each Time Sharing Flight. Notwithstanding the above, nothing contained herein shall be construed to require Lessee to pay or reimburse Operator for any franchise, sales, use, personal property, business property or any other taxes, governmental charges or assessments imposed on the Aircraft or the Operator based on its ownership or possession of the Aircraft or any tax computed on the basis of Operator’s income, generally, and/or ownership of its assets, including the Aircraft.
4.2.If any taxing authority requires that a tax required to be paid by Lessee hereunder be collected and/or paid to the taxing authority directly by Operator, Lessee shall, within thirty (30) days of its receipt of a written invoice from Operator, pay to Operator the amount of such tax, unless such tax is being contested pursuant to Section 4.3 hereof. In all events, Operator shall collect the federal excise tax imposed under Internal Revenue Code Section 4261 (the “Commercial Transportation Tax”) on all amounts paid hereunder (except for separately stated and billed ground transportation or other items not taxable).
4.3.Lessee shall have the right to contest the validity or amount of any tax required to be paid by Lessee hereunder by legal proceedings promptly instituted and diligently conducted.
5.SCHEDULING AND CANCELLATIONS
5.1.Lessee may from time to time request the use of the Aircraft for a Time Sharing Flight by contacting Operator’s “Scheduler” (as identified from time to time to Lessee by Operator, the “Scheduler”). The Scheduler shall advise Lessee as to whether or not the Aircraft is available for Lessee’s use and schedule the Aircraft accordingly. Such determination of availability and scheduling shall be made by Scheduler, on behalf of the Operator, in the Scheduler’s sole and absolute discretion.
5.2.The Scheduler, on behalf of the Operator, shall arrange for flight crew, landing permits, clearances, and ground handling for all destinations and coordinate the aircraft’s movements to support the Lessee’s travel schedule. If seasonably requested by Lessee, the Scheduler, on behalf of the Lessee, can arrange ground transportation, catering and hotel
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accommodations. Otherwise, details of each Time Sharing Flight shall be arranged to the mutual agreement of Lessee and Operator.
5.3.Lessee shall notify the Scheduler of any desired cancellation of a Time Sharing Flight. Cancellation charges to be paid by Lessee shall be limited to Time Sharing Costs incurred by Operator as of the time of such notification, including the return of the Aircraft to its home base (as set forth in Section 26, below). Operator shall cause Scheduler to notify Lessee of any desired or required cancellation by Operator. Operator shall not be liable to Lessee for any damages or losses of Lessee, or any other party, incurred in connection with the cancellation by Operator of any Time Sharing Flight.
6.MAINTENANCE RESPONSIBILITY. Operator, at its own cost and expense, shall be responsible for all service, repair, inspection, maintenance and overhaul to be done to the Aircraft during the term of this Agreement. Such service, repair and maintenance shall take precedence over scheduling of the Aircraft for Time Sharing Flights, unless such can be safely deferred in accordance with applicable laws and regulations, as determined in Operator’s sole discretion, subject to the final authority of the Pilot-In-Command to not initiate or to terminate a Time Sharing Flight. Operator shall maintain all records, logs and other materials required by the United States Department of Transportation or the FAA with respect to the maintenance of the Aircraft.
7.OPERATIONAL CONTROL. Operator shall have complete and absolute operational control of the aircraft. “Operational Control” as defined in 14 C.F.R. Paragraph 1.1 and for the purpose of this Agreement, with respect to a flight, means the exercise of authority over initiating, conducting or terminating a flight, which shall include, without limitation, providing the flight crew, selecting the Pilot-In-Command and all other physical and technical operations of the Aircraft. The Pilot-In-Command shall determine the routing, approve the payload, and otherwise decide all matters relating to the safety of each flight.
8.LEGAL TITLE TO THE AIRCRAFT. Legal title to the Aircraft shall remain with the legal owner at all times.
9.REPRESENTATIONS AND WARRANTIES OF OPERATOR. Operator hereby represents and warrants to Lessee as follows:
9.1.Operator has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of the Agreement by Operator have been duly authorized by all necessary action on the part of Operator. The Agreement constitutes a legal, valid and binding obligation of Operator, enforceable in accordance with its terms.
9.2.Operator is an individual authorized to own or lease its properties and to carry on its business as presently conducted.
9.3.Operator is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49, United States Code.
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9.4.Operator is eligible for the benefits of the Applicable FAR.
9.5.NEITHER OPERATOR NOR OWNER MAKE ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE DESIGN, OPERATION, OR CONDITION OF, OR AS TO THE QUALITY OF THE AIRCRAFT. IN ADDITION, OPERATOR MAKES NO WARRANTY OF MERCHANTABILITY OF FITNESS OF SUCH AIRCRAFT FOR ANY PARTICULAR PURPOSE OR ANY OTHER WARRANTY OR REPRESENTATION WHATSOEVER.
10.REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee hereby represents and warrants to Operator as follows:
10.1.Lessee has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of the Agreement by Lessee have been duly authorized by all necessary action on the part of Lessee. The Agreement constitutes a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms.
10.2.Lessee is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has all necessary power and authority under applicable corporate law and its organizational documents individual.
11.AIRCRAFT USE BY LESSEE. It is understood and agreed by Lessee that Lessee’s use of the Aircraft for each Time Sharing Flight shall be for Lessee’s own account and that Lessee is prohibited from providing transportation of passengers or cargo for compensation or hire under the FAR.
12.INSURANCE. Operator will maintain, or cause to be maintained and in effect, at all times during the term of this Agreement, with insurers of recognized responsibility, aircraft hull and liability insurance with respect to the Aircraft in such amount and type usually carried by companies similarly situated with Operator, acting as an owner-operator, and owning and operating similar aircraft, and covering such other risks as are customarily insured against by such companies. Operator shall cause Lessee to be named as an additional insured on the aircraft liability insurance policy, and shall provide a certificate of insurance to Lessee confirming the same prior to commencement of Lessee’s first flight under this Agreement.
13.LIMITATION OF LIABILITY. Each party to this Agreement agrees to indemnify and hold harmless the other party and its respective officers, directors, partners, employees, shareholders, and affiliates from any claim, damage, loss, or reasonable expense, including reasonable attorney’s fees resulting from the bodily injury or property damage caused by an occurrence and arising out of the ownership, maintenance, or use of the Aircraft which results from the gross negligence or willful misconduct of such party, provided that neither party shall be liable for any such loss to the extent:
13.1.Such loss is covered by the insurance policies described in Section 12, above;
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13.2.Such loss is covered by such policies but the amount of such loss exceeds the policy limits; or
13.3.Such loss consists of expenses incurred in connection with any loss covered, in whole or in part, by such policies but such expenses are not payable under such policies.
EACH PARTY AGREES THAT (A) THE PROCEEDS OF INSURANCE TO WHICH IT IS ENTITLED, (B) ITS RIGHTS TO INDEMNIFICATION FROM THE OTHER PARTY UNDER THIS SECTION 13, AND (C) ITS RIGHT TO DIRECT DAMAGES ARISING IN CONTRACT FROM A MATERIAL BREACH OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT ARE THE SOLE REMEDIES FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. EXCEPT AS SET FORTH IN THIS SECTION 13 EACH PARTY WAIVES ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES CONSISTING OF DAMAGES FOR LOSS OF USE OR DEPRECIATION OF VALUE OF THE AIRCRAFT, LOSS OF PROFIT OR INSURANCE DEDUCTIBLE.
The provisions of this Section 13 shall survive the termination or expiration of this Agreement.
14.TERMINATION. Either party may terminate this Agreement at any time upon ten (10) business days prior written notice to the other party.
15.ASSIGNMENT. Neither party shall assign this Agreement or any rights hereunder at any time without the other party’s prior written consent.
16.AMENDMENTS AND WAIVERS. No term or provision of this Agreement may be amended, modified, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of such amendment, modification, waiver, discharge or termination is sought. No delay or failure by either party to exercise any right under this Agreement shall constitute a waiver of that or any other right hereunder and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
17.NOTICES. Unless otherwise expressly provided by law or herein, all notices, instructions, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, or sent by facsimile or other electronic transmission (the receipt of which shall be confirmed by the parties, either by a confirming copy sent by air mail, postage prepaid, or some other manner which confirms receipt of the facsimile or electronic transmission) and the date of personal delivery of facsimile or electronic transmission or seven (7) business days after the
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date of mailing (other than in the case of the mailing of a confirming copy of a facsimile transmission), as the case may be, shall be the date of such notice, in each case to the address of such party set forth on the signature page hereto (or at such other address and/or facsimile number as a party shall have furnished to the other in writing).
18.ENTIRE AGREEMENT. This Agreement is the entire Agreement between the parties. No agreements, representations, or warranties other than those specifically set forth herein shall be binding on either party unless in writing signed by both parties.
19.GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California without regard to conflicts of law principles.
20.HEIRS AND SUCCESSORS. This Agreement and each of its provisions shall be binding on and shall inure to the benefit of the respective heirs, devisees, legatees, executors, administrators, trustees, successors and assigns of the parties to this Agreement. Nothing contained in this Section 20 shall be construed as consent by such party to any assignment of this Agreement or any interest therein by the other party.
21.FURTHER ASSURANCES. Each party shall execute and deliver to the other such further documents and take such further action as may be necessary to effectuate the intent and purpose of this Agreement.
22.CAPTIONS. The captions used in this Agreement are solely for convenience of reference and do not form part of the Agreement.
23.No Third-Party Beneficiary. No person, other than the parties expressly named herein, is intended to be a beneficiary of any provisions of this Agreement.
24.Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be prohibited or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held prohibited or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
25.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.
26.Home Base of Aircraft. The Aircraft is based at [REDACTED].
27.Legal Advice. Lessee acknowledges that Operator is represented by Aero Law Group PC (“ALG”) and that ALG does not represent Lessee in the transaction contemplated by this Agreement. Lessee is advised to seek independent legal representation to obtain advice and representation of his legal interests before entering this Agreement.

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[Remainder of Page Intentionally Left Blank]

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28.TRUTH IN LEASING
28.1.OPERATOR HAS REVIEWED THE AIRCRAFT’S MAINTENANCE RECORDS AND OPERATING LOGS AND HAS FOUND THAT, DURING THE TWELVE MONTHS PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS. OPERATOR CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.
28.2.OPERATOR AND LESSEE CERTIFY THAT OPERATOR AND NOT LESSEE IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT DURING THE AGREEMENT TERM. OPERATOR FURTHER CERTIFIES THAT OPERATOR UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
28.3.OPERATOR AND LESSEE UNDERSTAND THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.
28.4.OPERATOR AND LESSEE CERTIFY AND AGREE THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES DURING ANY TIME SHARING FLIGHT, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE FEDERAL AVIATION ADMINISTRATION.
In Witness Whereof, the parties have executed this Agreement as of the day and year first above written.
Aircraft Time Sharing Agreement    Signature Page    [Redacted]

OPERATOR:	LESSEE:
Marc R. Benioff	Salesforce.com, inc.
an individual	a Delaware corporation

/s/ Marc Benioff	By: /s/ Mark J Hawkins

Operator Address: [REDACTED]	Name: Mark J. Hawkins Title: President & Chief Financial Officer

Lessee Address: Salesforce Legal 50 Fremont St, Suite 300 San Francisco, CA 94105 corporatesecretary@salesforce.com	By: /s/ Craig Cuffie Name: Craig Cuffie Title: SVP & Chief Procurement Officer

Aircraft Time Sharing Agreement    Signature Page    [Redacted]

Schedule A
TIME SHARING COSTS
(Actual Costs)
1.    Fuel, oil, lubricants and other additives
2.    Travel expenses of the crew, including food, lodging and ground transportation
3.    Hangar and tie-down costs away from the aircraft’s base of operation
4.    Insurance obtained for the specific flight.
5.    Landing fees, airport taxes and similar assessments.
6.    Customs, foreign permit, and similar fees directly related to the fight.
7.    In flight food and beverages.
8.    Passenger ground transportation.
9.    Flight planning and weather contract services.
10.    An additional “time sharing charge” not to exceed the amount set forth in 1, above.

Aircraft Time Sharing Agreement    A-1    [Redacted]

Time Sharing Agreement
FSDO Script
Pursuant to 14 C.F.R. 91.23 (FAR 91.23) -- Truth-In-Leasing – Section 91.23(c)(3) -- No person may operate a large civil aircraft of U.S. registry that is subject to any lease that is subject to 91.23 (including a Time Sharing Agreement) unless the lessee or registered owner notifies by telephone or in person the FAA flight Standards district office nearest the airport where the flight will originate at least forty-eight (48) hours before takeoff, in the case of the first flight of that aircraft under the lease, of the following information:
Marc R. Benioff (Operator) and Salesforce.com, Inc. (Lessee), have entered into a Time Sharing Agreement dated as of March 17, 2020 (Time Sharing Agreement) relating to following Aircraft:

Manufacturer:	[REDACTED]
Make and Model:	[REDACTED]
Serial No.:	[REDACTED]
FAA Registration No.:	[REDACTED]
The first flight of the Aircraft pursuant to the Time Sharing Agreement is scheduled to occur from _______________________, at approximately_______.
Pursuant to Section 91.23(c) 1 and 2, a copy of the Time Sharing Agreement has been mailed to the following address within twenty-four hours after it was signed:
Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125
A copy of the Time Sharing Agreement will be carried aboard the Aircraft at all times while such is in effect.
Please contact me should you have any questions with respect to the above.
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